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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Sonic Automotive, Inc.:

..    Registration Statement No. 333-82615 on Form S-3;
..    Registration Statement No. 333-81059 on Form S-8;
..    Registration Statement No. 333-81053 on Form S-8;
..    Registration Statement No. 333-71803 on Form S-3;
..    Registration Statement No. 333-69907 on Form S-8;
..    Registration Statement No. 333-69899 on Form S-8;
..    Registration Statement No. 333-68183 on Form S-3;
..    Registration Statement No. 333-65447 on Form S-8;
..    Registration Statement No. 333-49113 on Form S-8;
..    Registration Statement No. 333-96023 on Form S-3;
..    Registration Statement No. 333-51978 on Form S-4;
..    Registration Statement No. 333-50430 on Form S-3;
..    Post-Effective Amendment No. 2 to the Registration Statement No. 333-69901
     on Form S-8;
..    Post-Effective Amendment No. 1 to the Registration Statement No. 333-95791
     on Form S-8;
..    Post-Effective Amendment No. 1 to the Registration Statement No. 333-46272
     on Form S-8;
..    Post-Effective Amendment No. 1 to the Registration Statement No. 333-46274
     on Form S-8; and
..    Amendment No. 1 to the Registration Statement No. 333-75520 and Nos.
     333-75220-01 through 333-75220-12 on Form S-4,

of our report dated February 25, 2002, appearing in this Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP

Charlotte, North Carolina
March 25, 2002